UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2005

                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

       000-25277                                          88-0353141
(Commission File Number)                    (IRS Employer Identification Number)

1600 California Circle, Milpitas, California                            95035
  (Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (408) 956-8888

                                 Not Applicable
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

Pacific Magtron, Inc. ("PMI"), a wholly owned subsidiary of Pacific Magtron International Corp., owns the land and office/warehouse building located at 1600 California Circle, Milpitas, California (the "Building"). On October 14, 2005, PMI entered into an agreement (the "Agreement") with Everlasting Private Foundation to sell the Building for $4,990,000, subject to the approval by the United States Bankruptcy Court for the District of Nevada, Southern Division (the "Court"). On October 28, 2005, the Court approved the Agreement and ordered the Building be sold to Everlasting Private Foundation pursuant to the terms of the Agreement. The sale must close within thirty days of entry of the Court order.

Everlasting Private Foundation is not related to PMI, its affiliates, its shareholders, officers or directors.

PMI currently has a first mortgage with Wells Fargo Bank and a second mortgage with the U.S. Small Business Administration in the outstanding principal balance of $2,302,340 and $748,850, respectively, on this building. The proceeds of the sale of the building will be subject to the Court's jurisdiction and any Plan of Reorganization that may be eventually approved by the Court.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.       Description of Exhibit

10.1 Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of October 14, 2005, between Pacific Magtron, Inc. and Everlasting Private Foundation.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFIC MAGTRON INTERNATIONAL CORP.,
                                        A Nevada Corporation

Date: November 1, 2005

                                        By /s/ Martin Nielson
                                           -------------------------------------
                                           Martin Nielson
                                           President and Chief Executive Officer


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